REQUEST AND AGREEMENT FOR EXTENSION

Borrower: Windfall Investors, LLC
Lender: Farm Credit West, PCA
Loan Type & Program: Short Term & Loan Account ST
Application Date: 10-30-09

Office: VENTURA
Loan Number: 3843165
Amount: $10,500,000.00

REQUEST FOR EXTENSION of Short Term Loan
Approval is requested to change payment schedule to:

Proposed Repayment Schedule

Acct No.	Acct Type/Class	Acct Amount	Schedule Type	Payment Amount	Frequency Type	First Payment	No. of Pmts
101	Capital	$5,570,027.83	Interest	Interest Only	Monthly	11-01-2009	4
			Principal & Interest	$5,570,027.83	Once	03-01-2010	1
201	Special intermediate	$4,929,972.17	Interest Only	Interest Only	Monthly	11-01-2009	4
			Principal & Interest	$4,929,972.17	Once	03-01-2010	1

Borrower has requested, and Farm Credit West, PCA ("FCW, PCA") has approved, an extension of the maturity date of Loan No. 3843165 ("Loan") and all subject "accounts" as noted in the schedule above, from the current maturity dates of November 1, 2009 to March 1, 2010. In consideration of the terms and provisions contained herein, and other valuable consideration, the receipt of which is hereby acknowledged, Borrower and FCW, PCA agree as follows:

1. The terms and conditions in the original Master Loan Agreement dated September 23, 2005 ("MLA") and the Promissory Note and Supplement to Master Loan Agreement ("Note") dated May 28, 2008 and September 23, 2005, are hereby amended to extend the maturity date of the Note to March 1, 2010.

2. A condition of FCW, PCA's approval of this Extension Agreement is the conversion from the Note's current applicable interest rate program to Lender's Variable Interest Rate program. The undersigned hereby agree to the following changes to the applicable interest rate on the Note, effective 11-01-09, as defined in Section 3 below.

3. INTEREST.

   3.1 INITIAL INTEREST RATE. The interest rate applicable to the Note is a Variable Interest Rate ("**Variable Interest Rate**") and shall change in accordance with Sections 3.2 through 3.3 below. Interest shall accrue at the variable interest rate as established by Lender for the interest rate group to which this Note is assigned.

   Interest will be charged on the entire unpaid principal balance of this Note, including payments not made when due and any other sums owing hereunder. Interest charged hereunder, including any acceleration interest rate, all late charges, default interest and other charges, and all other amounts charged hereunder, shall not be limited by the laws of any state, including any state laws relating to a legal rate or other interest rate, but shall be governed solely by applicable federal laws.

   Interest will be calculated on the basis of a 365-day year and the actual number of days in each month. Interest charges will begin on the date Lender disburses principal and continue until the Indebtedness is paid in full with interest. The initial interest rate in effect on this date is **3.50%** per annum (**"Initial Interest Rate"**).

   3.2 CHANGE IN INTEREST RATE AND INTEREST RATE GROUP. The Variable Interest Rate applicable to this Note may be adjusted automatically as of the first day of any month to the rate then made

REQUEST AND AGREEMENT FOR EXTENSION

applicable to the Note's assigned interest rate group under the provisions of Lender's Variable Interest Rate Plan in effect at that time.

In adjusting the rate, Lender considers certain standard factors set forth in the plan, including but not limited to, changes in its costs of funds, operating expenses, earnings requirements to meet certain capital objectives, credit risk factors, and the competitive environment, which factors may change during the term of the Loan.

Borrower understands and agrees that (a) the interest rate group to which this Note is assigned may be changed at any time to any other interest rate group based on Lender's evaluation of the change in Borrower's credit quality, quality of collateral, costs of servicing the loan, and other factors which are set forth in Lender's interest rate plan in effect at that time; and (b) the interest rate group may be automatically adjusted to the highest interest rate group if a default shall occur under this Note or under any other note or agreement between Borrower and Lender.

3.3 NOTICE. If Lender changes Borrower's Variable Interest Rate, Lender will give Borrower notice of such rate change to the extent required by and in accordance with the then applicable law.

4. It is expressly understood and agreed that, except as specifically amended herein, all other terms and conditions of the MLA, Note and other loan documents evidencing and/or relating to the Loan shall remain in full force and effect.

This Request and Agreement for Extension is dated and effective November 1, 2009. **This Agreement may be executed by Borrowers in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.**

Borrower:
Windfall Investors, LLC, a California Limited Liability Company

By: Windfall, LLC, a California Limited Liability Company, Member

By: ______________________
Dwain Alan Davis, Managing Member

By: Limoneira Company, a Delaware Corporation, Member

By: ______________________
Harold S. Edwards, President

By: ______________________
Don Delmatoff, Secretary

Lender:
Farm Credit West, PCA

By: ______________________
Patrick J. Kelley, Vice President